Exhibit 99.1

[LETTERHEAD OF JEFFERIES LLC]

The Board of Directors
Green Bancorp, Inc.
4000 Greenbriar Street
Houston, Texas 77098

The Board of Directors:

        We hereby consent to the inclusion of our opinion letter, dated May 27, 2015, to the Board of Directors of Green Bancorp, Inc. ("Green") as Annex E to, and reference thereto under the headings "SUMMARY—Opinion of Green's Financial Advisor" and "THE MERGER—Opinion of Green's Financial Advisor" in, the joint proxy statement/prospectus relating to the proposed merger involving Green and Patriot Bancshares, Inc. ("Patriot"), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Green (the "Registration Statement"). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jefferies LLC JEFFERIES LLC

July 6, 2015